Exhibit 10.5

AMENDMENT NO. 1 TO SALE AND SERVICING AGREEMENT

This Amendment No. 1 to Sale and Servicing Agreement, dated as of May 23, 2025 (this “Amendment”) is by and among Horizon Funding II, LLC, a Delaware limited liability company, as issuer (the “Issuer”), Horizon Technology Finance Corporation, a Delaware corporation, as the seller (the “Seller”), as the originator (the “Originator”), and as the servicer (the “Servicer”), U.S. Bank Trust Company, National Association (“U.S. Bank”), not in its individual capacity but as the indenture trustee (the “Trustee”), and U.S. Bank National Association not in its individual capacity but as the backup servicer (the “Backup Servicer”), not in its individual capacity but as the custodian (the “Custodian”), not in its individual capacity but as the lockbox bank (the “Lockbox Bank”) and not in its individual capacity but solely as securities intermediary (the “Securities Intermediary”). Each of the Issuer, the Originator, the Servicer, the Trustee, the Backup Servicer, the Lockbox Bank and the Securities Intermediary may be referred to herein as a “Party” or collectively as the “Parties.”

PRELIMINARY STATEMENTS

WHEREAS, each of the Parties is a party to that certain Sale and Servicing Agreement, dated as of June 21, 2024, among the Issuer, the Seller, the Originator, the Servicer, the Trustee, the Backup Servicer, the Custodian, the Securities Intermediary and the Lockbox bank (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement in the manner set forth in this Amendment and in accordance with Section 13.01(b) of the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the Parties hereby agree as follows:

ARTICLE I.

AMENDMENT

Section 1.1    Amendment.

The Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Agreement attached as Exhibit A hereto.

Section 1.2         Representations and Warranties.

Each of the Issuer, Originator, and the Servicer with respect to itself, represents and warrants as of the date of this Amendment as follows:

(a)    This Amendment has been duly and validly executed and delivered by such party and constitutes its valid and binding obligation, legally enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable Insolvency Laws and general principles of equity, whether considered in a proceeding at law or in equity;

(b)          no Rapid Amortization Event or Event of Default exists as of the date hereof (the “Amendment Effective Date”) and will result from this Amendment, both immediately before and after giving effect to this Amendment; and

(c)         all representations and warranties of the Originator, and the Servicer contained in this Amendment, Article III of the Agreement or any other Transaction Document shall be true and correct in all material respects (or in all respects if any such representation or warranty is already qualified by materiality), except that any representation or warranty which by its terms is made as of a specified date shall be true and correct in all material respects (or in all respects if any such representation or warranty is already qualified by materiality) as of such specified date.

Each of the Seller, the Trustee, the Custodian, the Lockbox Bank, Backup Servicer and the Securities Intermediary with respect to itself, represents and warrants as of the date of this Amendment that this Amendment has been duly and validly executed and delivered by such party and constitutes its valid and binding obligation, legally enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable Insolvency Laws and general principles of equity, whether considered in a proceeding at law or in equity.

ARTICLE II.

MISCELLANEOUS

Section 2.1    Definitions; Interpretation. All capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

Section 2.2    Headings. The section headings contained in this Amendment are for reference purposes only and shall not affect the meaning or interpretation of this Amendment.

Section 2.3    Amendment. No provision of this Amendment may be amended, modified or supplemented except by the written agreement of all of the Parties.

Section 2.4    Counterparts. This Amendment may be in the form of an Electronic Record and may be executed using facsimile signature or Electronic Signatures. The parties hereto agree that any Electronic Signature on or associated with the Amendment shall be valid and binding on each such party to the same extent as a manual, original signature, and that the Amendment entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each party enforceable against such party in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. The Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Agreement. For purposes hereof, “Electronic Record”, “Electronic Copy” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

Section 2.5    Transaction Document. This Amendment shall constitute a Transaction Document.

Section 2.6    Conditions to Effectiveness. This Amendment shall become effective on the date on which (i) each party hereto shall have delivered an executed signature page hereto to the Trustee, (ii) the Trustee has received the consent of the Majority Noteholders and (iii) the Rating Agency Condition has been satisfied.

Section 2.7    GOVERNING LAW. (a) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THE AGREEMENT AS AMENDED BY THIS AMENDMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THE AGREEMENT AS AMENDED BY THIS AMENDMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2.7(b).

Section 2.8    Jurisdiction. Any legal action or proceeding with respect to this Amendment may be brought in the courts of the United States for the Southern District of New York, and by execution and delivery of this Amendment, each party hereto consents, for itself and in respect of its property, to the nonexclusive jurisdiction of those courts. Each such party irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Amendment or any document related hereto.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written.

HORIZON FUNDING II, LLC, as the Issuer

By: Horizon Technology Finance Corporation, its sole member

By: /s/ Daniel R. Trolio
Name: Daniel R. Trolio
Title: Executive Vice President, Chief Financial Officer and Treasurer

HORIZON TECHNOLOGY FINANCE CORPORATION, as the Servicer, the Originator and as the Seller

By: /s/ Daniel R. Trolio
Name: Daniel R. Trolio
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Amendment No. 1 to Sale and Servicing Agreement]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but as the Trustee

By: /s/ Jennifer Napolitano
Name: Jennifer Napolitano
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but as Securities Intermediary

By: /s/ Jennifer Napolitano
Name: Jennifer Napolitano
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but as Custodian

By: /s/ Kenneth Brandt
Name: Kenneth Brandt
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but as Backup Servicer

By: /s/ Jennifer Napolitano
Name: Jennifer Napolitano
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but as Lockbox Bank

By: /s/ Jennifer Napolitano
Name: Jennifer Napolitano
Title: Vice President

[Signature Page to Amendment No. 1 to Sale and Servicing Agreement]

Acknowledged and agreed:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York domiciled life insurance company, as Initial Purchaser
By: Nuveen Alternatives Advisors LLC, a Delaware limited liability company, its investment manager

By: /s/ Ken Price Name: Ken Price
Title: Managing Director

PACIFIC LIFE INSURANCE COMPANY, as Initial Purchaser
By: Nuveen Alternatives Advisors LLC, a Delaware limited liability company, its investment manager

By: /s/ Ken Price
Name: Ken Price
Title: Managing Director

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, as Initial Purchaser
By: Nuveen Alternatives Advisors LLC, a Delaware limited liability company, its investment manager

By: /s/ Ken Price
Name: Ken Price
Title: Managing Director

[Signature Page to Amendment No. 1 to Sale and Servicing Agreement]

Exhibit A

SALE AND SERVICING AGREEMENT

THIS SALE AND SERVICING AGREEMENT, dated as of June 21, 2024, is by and among:

(1)	Horizon Funding II, LLC, a limited liability company created and existing under the laws of the State of Delaware (together with its successors and assigns, the “Issuer”);

(2)

HORIZON TECHNOLOGY FINANCE CORPORATION, a corporation created and existing under the laws of the State of Delaware (together with its successors and assigns, the “Fund”), as the seller (together with its successors and assigns, in such capacity, the “Seller”), as the originator (together with its successors and assigns, in such capacity, the “Originator”) and as the servicer (together with its successors and assigns, in such capacity, the “Servicer”);

(3)

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (together with its successors and assigns, “U.S. Bank Trust”), not in its individual capacity but as the indenture trustee (together with its successors and assigns, in such capacity, the “Trustee”); and

(4)

U.S. BANK NATIONAL ASSOCIATION (together with its successors and assigns, “U.S. Bank N.A.” and together with U.S. Bank Trust, “U.S. Bank”), not in its individual capacity but as the backup servicer (together with its successors and assigns, in such capacity, the “Backup Servicer”), not in its individual capacity but as the custodian (together with its successors and assigns in such capacity, the “Custodian”), not in its individual capacity but as the lockbox bank (together with its successors and assigns in such capacity, the “Lockbox Bank”) and not in its individual capacity but solely as securities intermediary (together with its successors and assigns, in such capacity, the “Securities Intermediary”).

R E C I T A L S

WHEREAS, in the regular course of its business, the Originator originates and/or otherwise acquires Loans (as defined herein);

WHEREAS, on the Closing Date, the Originator will sell, convey and assign all its right, title and interest in the Initial Loan Assets and certain other assets to the Issuer as provided herein;

WHEREAS, on each Transfer Date, the Originator may sell, convey and assign all its right, title and interest in Subsequent Loan Assets and/or Substitute Loan Assets, as applicable, and certain other assets to the Issuer as provided herein;

WHEREAS, it is a condition to the Issuer’s acquisition of the Initial Loan Assets and any Subsequent Loan Assets and Substitute Loan Assets from the Originator that the Originator make certain representations and warranties regarding the Loan Assets for the benefit of the Issuer;

WHEREAS, the Issuer is willing to purchase and accept assignment of the Loan Assets from the Originator pursuant to the terms hereof;

WHEREAS, the Servicer is willing to service the Loan Assets for the benefit and account of the Issuer pursuant to the terms hereof; and

WHEREAS, the Backup Servicer is willing to provide backup servicing for all such Loan Assets.

NOW, THEREFORE, based upon the above recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.         Definitions.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“1940 Act” means the Investment Company Act of 1940, as amended.

“2025 Amendment Date” means May 23, 2025.

“Adjusted Pool Balance” means, as of any date of determination, the Aggregate Outstanding Loan Balance minus (a) the Excess Concentration Amounts and (b) the aggregate Outstanding Loan Balance of all Delinquent Loans (other than such Delinquent Loans that are Defaulted Loans), Defaulted Loans and Ineligible Loans required to be repurchased by the Originator pursuant to Section 11.01, in each case, as of such date of determination and only to the extent not included in the Excess Concentration Amounts determined in clause (a).

“Administrative Expenses” means fees and expenses (excluding amounts related to indemnification) due or accrued with respect to any Payment Date and payable by the Issuer in the following order of priority:

(a)    to any Person in respect of any governmental fee, charge or tax in relation to the Issuer;

(b)    pro rata, to the Trustee, the Custodian, the Backup Servicer, the Lockbox Bank and any Successor Servicer, (i) the Trustee Fee, (ii) any fees of the Custodian, (iii) the Backup Servicer Fee, (iv) any fees of the Lockbox Bank and (v) any additional fees, expenses or other amounts due and owing the Trustee, the Custodian, the Backup Servicer, the Securities Intermediary and the Lockbox Bank, including (A) any unpaid fees and expenses of the Trustee (including reasonable and documented fees and expenses of its agents and counsel) incurred in the exercise of the Trustee rights and remedies on behalf of the Noteholders pursuant to Article V of the Indenture and (B) any reasonable and documented expenses of the Backup Servicer incurred in the exercise of the Backup Servicer’s obligations under Section 5.02(y) hereunder and (vi) if a Successor Servicer is being appointed, the Successor Servicer Engagement Fee;

(c)    to the Independent Accountants, agents and counsel of the Issuer for fees and expenses including, but not limited to, audit fees and expenses, and to the Servicer for expenses and other amounts (excluding the Servicing Fee, any Scheduled Payment Advances and any Servicing Advances) payable under this Agreement; and

(d)    to Morningstar DBRS for its surveillance fees in relation to the Notes.

2

obtained with respect to, the Originator’s assignment of such Loan and the Originator’s right, title and interest in the Related Property to the Issuer and the Trustee’s security interest therein on behalf of the Noteholders;

(iii)    except as otherwise provided in the related intercreditor agreement, the right to control certain actions of and replace the collateral agent and/or the paying agent of the Obligor’s indebtedness under the facility is to be exercised by at least a majority in interest of all holders of such indebtedness; and

(iv)    all indebtedness of the Obligor of the same priority within each facility is cross-defaulted, the Related Property securing such indebtedness is held by the collateral agent for the benefit of all holders of such indebtedness and all holders of such indebtedness (A) have an undivided pari passu interest in the collateral securing such indebtedness, (B) share in the proceeds of the sale or other disposition of such collateral on a pro rata basis and (C) may transfer or assign their right, title and interest in the Related Property;

(aa)         such Loan has an original term to maturity of no more than ~~60 months~~six (6) years;

(bb)         the stated maturity of such Loan is not later than the Legal Final Payment Date;

(cc)      the Loan is characterized under the Originator’s Operating Guidelines as a Technology Loan, a Healthcare Loan, a Life Sciences Loan or a Sustainability Loan;

(dd)         the Loan under the Originator’s Operating Guidelines has a rating of no less than a “3”; and

(ee)         if such Loan is a participation interest, it shall satisfy the definition of “Participated Loan” hereunder.

“Eligible Deposit Account” means either (a) a segregated account with a Qualified Institution, or (b) a segregated account with the corporate trust department of a depository institution organized under the laws of the United States or any state of the United States or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and holding funds for the benefit of the trustee in the related account, so long as any of the securities of that depository institution has a long-term issuer credit rating from Morningstar DBRS (if rated by Morningstar DBRS) of at least “BBB (high)” or a long-term issuer credit rating from Moody’s of Baa1 or S&P of BBB+.

“Eligible Loan” means a Loan that satisfies all of the Eligibility Criteria and is not otherwise an Ineligible Loan pursuant to the definition thereof.

“End of Term Payments” means with respect to any Loan, payments required to be made by the applicable Obligor on the maturity date or prepayment date, of such Loan in an amount equal to a specified percentage of the original principal amount of such Loan, but excluding, for the avoidance of doubt, any amounts representing repayment of principal due on such date under such Loan.

“Error” shall have the meaning provided in Section 8.03(e).

“Event of Default” shall have the meaning specified in Section 5.01 of the Indenture.

(n)    The pro rata portion of the aggregate Outstanding Loan Balance of all Loans that causes the weighted average LTV of all Loans to be greater than 25% of the ECA Calculation Balance;

(o)    The pro rata portion of the aggregate Outstanding Loan Balance of all Loans that are Second Lien Loans that exceeds 50% of the ECA Calculation Balance;

(p)    The pro rata portion of the aggregate Outstanding Loan Balance of all Loans that are Restructured Loans and, without duplication, Loans that have been subject to a Material Modification, that exceeds 15% of the ECA Calculation Balance;

(q)    The amount by which the Outstanding Loan Balance of a Loan (or Loans) causes (i) the weighted average current Cash Yield Rate minus (ii) the current blended cost of funds for the Notes multiplied by the current effective advance rate to equal less than 2.0%;

(r)    The pro rata portion of the aggregate Outstanding Loan Balance of all Loans that are Agented Loans that exceeds 25% of the ECA Calculation Balance;

(s)    The amount by which the Outstanding Loan Balance of a Loan (or Loans) that are Second Lien Loans subordinate to a term loan exceeds 17.5% of the ECA Calculation Balance;

(t)    The amount by which the Outstanding Loan Balance of a Loan causes the weighted average Cash Yield Rate of all Loans to be less than 10.25%; ~~and~~

(u)    The pro rata portion of the aggregate Outstanding Loan Balance of all Loans that are Co-Agented Loans and Third Party Agented Loans that exceeds 15% of the ECA Calculation Balance~~.~~; and

(v)    The pro rata portion of the aggregate Outstanding Loan Balance of all Loans that have an original term to maturity of greater than five (5) years but not more than six (6) years that exceed 5.0% of the ECA Calculation Balance.

During the Aggregation Period, references to “ECA Calculation Balance” in this definition shall be replaced by “Reference Amount.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Property” means (a) any amount received by, on or with respect to any Loan in the Collateral, which amount is attributable to the payment of any tax, fee or other charge imposed by any Governmental Authority on such Loan, (b) any amount representing escrows relating to taxes, insurance and other amounts in connection with any Loan which is held in an escrow account for the benefit of the related Obligor and the secured party pursuant to an escrow agreement, (c) any origination fee retained by the Originator in connection with the origination of any Loan or (d) any amendment fee retained by the Originator in connection with the amendment of any Loan.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Noteholder or required to be withheld or deducted from a payment to a Noteholder, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Noteholder being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Noteholder with respect to an applicable interest in an Advance or commitment under the Note Funding Agreement pursuant to a law in effect on the date on

“Interest Collections” means the aggregate of:

(a)	amounts deposited into the Collection Account in respect of:

(i)    all payments received on or after the Cutoff Date on account of interest on the Initial Loans (including Finance Charges and fees) and all late payment, default and waiver charges and prepayment fees;

(ii)    all payments received on or after the Subsequent Loan Cutoff Date in the case of any Subsequent Loans and the applicable Substitute Loan Cutoff Date in the case of any Substitute Loans on account of interest of such Loans (including Finance Charges and fees) and all late payment, default and waiver charges, and prepayment fees;

(iii)	any End of Term Payments; and

(iv)    the interest portion of any amounts received (x) in connection with the purchase or repurchase of any Loan and (y) as Scheduled Payment Advances (if any); plus

(b)	investment earnings on funds invested in Permitted Investments in the Collection Account; minus

(c)    the amount of any losses incurred in connection with investments in Permitted Investments in the Collection Account.

“Interest Period” means, with respect to (i) the first Payment Date, the period from and including the Closing Date to but excluding July 10, 2024, (ii) any Payment Date thereafter other than the Legal Final Payment Date, the period from and including the 10th day of the calendar month in which the prior Payment Date occurred to but excluding the 10th day of the calendar month in which such Payment Date occurs and (iii) the Legal Final Payment Date or any other date on which the full principal amount of the Notes are paid in full, including any redemption date, the period from and including the 10th day of the calendar month in which the prior Payment Date occurred to but excluding the Legal Final Payment Date or such other date on which the full principal amount of the Notes are paid in full, including any redemption.

“Interest Rate” means, for any quarterly date of determination, a rate per annum equal to the greater of (i) the Pricing Benchmark in effect on such date plus ~~3.15~~2.95% and (ii) 5.00%. For the avoidance of doubt, the Interest Rate (inclusive of the Pricing Benchmark) will be reset on each quarterly date of determination; provided that such reset Interest Rate shall only apply to Advances made on or after such quarterly date of determination.

“Interest Shortfall” means, with respect to the Notes and any Payment Date, as applicable, an amount equal to the excess, if any, of (a) the related Interest Amount over (b) the amount of interest actually paid to the Notes on such Payment Date.

“Investment Period” means the period commencing on the Closing Date and ending on the Investment Period Termination Date, unless otherwise extended by mutual written agreement of the Issuer (or the Servicer on behalf of the Issuer) and the Noteholders.

“Investment Period Principal Distribution Amount” means the amount determined by the Servicer pursuant to Section 5.16 that will be paid to the Noteholders during the Investment Period as a payment of principal.

“Investment Period Termination Date” means the earliest to occur of (i) June 21, ~~2027~~2028, or such later date as may be mutually agreed by the Noteholders and the Issuer (or the Servicer of behalf of the Issuer) with Rating Agency Confirmation and (ii) the date on which an Investment Period Termination Event has occurred.

“Investment Period Termination Event” means (i) the Aggregate Outstanding Loan Balance of all Defaulted Loans ever owned by the Issuer minus (with respect to Substitute Loans, without duplication) the Liquidation Proceeds divided by the original Aggregate Outstanding Loan Balance of all Loans exceeds 8% from the Closing Date, or (ii) the occurrence of a Rapid Amortization Event.

“Issuer” has the meaning provided in the Preamble.

“Issuer LLC Agreement” means that certain amended and restated limited liability company agreement dated June 21, 2024 as may be amended from time to time.

“Legal Final Payment Date” means the Payment Date occurring in June ~~2033~~2034.

“Lien” means any pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing (including any UCC financing statement or any similar instrument filed against a Person’s assets or properties).

“Life Sciences Loan” means a Loan made to an Obligor principally engaged in providing life sciences products and/or services including, but not limited to, medical devices, biopharmaceuticals, drug discovery and drug delivery.

“Life Sciences Obligor” means an Obligor of a Life Sciences Loan.

“Liquidation Expenses” means, with respect to any Loan, the aggregate amount of all out-of-pocket expenses reasonably incurred by the Servicer and any reasonably allocated costs of counsel (if any), in each case in accordance with the Servicer’s customary procedures in connection with the repossession, refurbishing and disposition of any Related Property securing such Loan upon or after the expiration or earlier termination of such Loan and other out-of-pocket costs related to the liquidation of any such Related Property, including the attempted collection of any amount owing pursuant to such Loan if it is a Defaulted Loan, and, if requested by the Trustee, the Servicer must provide to the Trustee a breakdown of the Liquidation Expenses for any Loan along with any supporting documentation therefor.

“Liquidation Proceeds” means, with respect to any Defaulted Loan, whatever is receivable or received when such Loan or the Related Property is sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all amounts representing late fees and penalties relating thereto net of, without duplication, (a) Liquidation Expenses relating to such Loan or Related Property reimbursed to the Servicer therefrom pursuant to the terms of this Agreement and (b) amounts required to be released to other creditors, including any other costs, expenses and taxes, or the related Obligor or grantor pursuant to Applicable Law or the governing Required Loan Documents.

“Liquidation Report” shall have the meaning provided in Section 5.03(d).

“Majority Noteholders” means, as of any date of determination, the Noteholders evidencing at least 51% of the Aggregate Outstanding Note Balance of all Notes (voting as a single class).

“Material Modification” means any amendment or waiver of, or modification or supplement to, the Underlying Loan Agreement governing such Loan as a result of the related Obligor financial under-performance or the related Obligor credit-related concerns which:

(a)	reduces or forgives any or all of the principal amount due under such Loan;

(b)

(i) waives one or more interest payments (other than any incremental interest accrued due to a default or event of default with respect to such Loan), (ii) permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Loan or (iii) reduces the spread or coupon payable on such Loan unless such reduction (when taken together with all other reductions with respect to such Loan) is by less than 10% of the spread or coupon payable at the time of the initial funding;

(c)	either (i) extends the maturity date of such Loan by more than 120 days past the maturity date as of the initial funding or (ii) extends the amortization schedule with respect thereto;

(d)

substitutes, alters or releases the Underlying Notes related to such Loan, and such substitution, alteration or release, individually or in the aggregate and as determined with reasonable discretion, materially and adversely affects the value of such Loan; or

(e)	waives any other material requirement under such Underlying Loan Agreement;

provided that no Material Modification may extend the maturity of any Loan beyond the Legal Final Payment Date.

“Monthly Report” shall have the meaning provided in Section 9.01.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Morningstar DBRS” means DBRS, Inc., doing business as Morningstar DBRS, and any successor thereto.

“Nonrecoverable Advance” means any Scheduled Payment Advance or Servicing Advance, as applicable, previously made in respect of a Loan or any Related Property that, as determined by the Servicer in its reasonable, good faith judgment, will not be ultimately recoverable from subsequent payments or collections with respect to the applicable Loan including, without limitation, payments or reimbursements from the related Obligor, Insurance Proceeds or Liquidation Proceeds on or in respect of such Loan or Related Property.

“Note” means any one of the notes of the Issuer, executed and authenticated in accordance with the Indenture.

“Note Funding Agreement” means that certain amended and restated Note Funding Agreement, dated as of the ~~date hereof~~2025 Amendment Date, between the Issuer and the Initial Purchasers, as such agreement may be amended, modified, waived, supplemented or restated from time to time.

“Note Purchase Agreement” means that certain amended and restated Note Purchase Agreement, dated as of ~~the Closing~~2025 Amendment Date, among the Issuer, the Originator and the Initial Purchasers, as such agreement may be amended, modified, waived, supplemented or restated from time to time.

“Note Register” shall have the meaning provided in Section 4.02(a) of the Indenture.

“Noteholder” or “Holder” means each Person in whose name a Note is registered in the Note Register; provided that an Owner of a Note shall be deemed a Holder of such Note as provided in Section 13.13.

“Noteless Loan” means any Loan that, pursuant to the terms of the related credit agreement (or equivalent document), is not evidenced by a promissory note.

“Notice of Substitution” shall have the meaning provided in Section 2.08.

“Obligor” means, with respect to any Loan, any Person or Persons obligated to make payments pursuant to or with respect to such Loan, including any guarantor thereof, but excluding, in each case, any such Person that is an obligor or guarantor that is in addition to the primary obligors or guarantors with respect to the assets, cash flows or credit of which the related Loan is principally underwritten.

“Officer’s Certificate” means a certificate delivered to the Trustee signed by a Responsible Officer of (i) the Originator, or (ii) the Servicer, or (iii) any other Person acting on behalf of the Issuer, as required by this Agreement or any other Transaction Document.

“Operating Guidelines” means the written operating guidelines (which covers credit, collection and servicing policies and procedures) of the Originator and the initial Servicer in effect on the Cutoff Date, as amended or supplemented from time to time in accordance with Section 5.02(l), a copy of which has been provided to the Issuer and the Backup Servicer; and, with respect to any Successor Servicer, the written collection policies and procedures of such Person at the time such Person becomes a Successor Servicer.

“Opinion of Counsel” means a written opinion of counsel, who may be outside counsel, or internal counsel (except with respect to federal securities law, tax law, bankruptcy law or UCC matters), for the Issuer, the Originator or the Servicer, including Dechert LLP or other counsel reasonably acceptable to the Trustee.

“Optional Redemption” means a redemption of the Notes pursuant to Section 10.01 of the Indenture.

“Originator” shall have the meaning provided in the Preamble.

“Other Connection Taxes” means, with respect to any Noteholder, Taxes imposed as a result of a present or former connection between such Noteholder and the jurisdiction imposing such Tax (other than connections arising from such Noteholder having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Advance, its commitment under the Note Funding Agreement or Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding” shall have the meaning provided in Section 1.01 of the Indenture.

“Outstanding Loan Balance” means, as of any date of determination with respect to a Loan, the outstanding principal amount of such Loan.

“Outstanding Note Balance” means, as of any date of determination with respect to any Notes, (i) the original principal amount of such Notes on the Closing Date, plus (ii) any Advances made by the Noteholders after the Closing Date minus (iii) all amounts paid by the Issuer with respect to such principal amount up to such date.

“Overcollateralization Adjustment Event” will be deemed to have occurred and be continuing on any date of determination if (i) the aggregate Outstanding Loan Balance of all Delinquent Loans exceeds ~~15~~13% of the Pool Balance as of the last day of the most recent Collection Period (if related to a Payment Date) or the Business Day prior to an Advance Date (if related to an Advance Date), or, without duplication, (ii) the aggregate Outstanding Loan Balance of all Defaulted Loans ever owned by the Issuer exceeds ~~10~~8% of the Pool Balance as of the last day of the most recent Collection Period (if related to a Payment Date) or the third (3rd ) Business Day prior to an Advance Date (if related to an Advance Date).

“Owner” shall have the meaning provided in the Indenture.

“Participated Loans” means the Loans in which the Originator holds a participation interest as of the Closing Date which interest has been assigned to the Issuer pursuant to this Agreement; provided that such Loan shall cease to constitute a Participated Loan if it has not been elevated to a full assignment within 60 days after the Closing Date.

“Payment Date” means the tenth (10th) day of each month, commencing July 10, 2024, or if such day is not a Business Day, on the next succeeding Business Day.

“Percentage Interest” means, for the Holder of any Note, the fraction, expressed as a percentage, the numerator of which is the then current Outstanding Note Balance represented by such Note and the denominator of which is the then current Aggregate Outstanding Note Balance.

“Permitted Distributions” means with respect to each taxable year, distributions to the Servicer in an amount equal (in the aggregate) to (a) the sum of (i) the Servicer’s “investment company taxable income” (within the meaning of Section 852(b)(2) of the IRC), determined without regard to Section 852(b)(2)(D) of the IRC, and (ii) the excess of the Servicer’s interest income excludable from gross income under Section 103(a) of the IRC over its deductions disallowed under Sections 265 or 171(a)(2) of the IRC, in each case recognized by the Servicer in respect of its ownership of the Issuer for U.S. federal income tax purposes, as certified by the Servicer and the Issuer to the Noteholders in a written notice setting forth the calculation thereof, minus (b) the sum of any distributions previously made to the Servicer under this Agreement in respect of taxes each such taxable year.

“Permitted Investments” means on any date of determination, book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form with maturities not exceeding the next Payment Date that evidence:

(i)    direct obligations of, and obligations fully guaranteed by, the United States or any agency or instrumentality of the United States;

(ii)    demand deposits, time deposits or certificates of deposit of any depository institution (including any affiliate of the Servicer or the Trustee) or

“Principal Distribution Amount” means, for any Payment Date, an amount equal to the excess, if any, of the Aggregate Outstanding Note Balance over the Borrowing Base for such Payment Date.

“Principal Reinvestment Account” means the segregated account so designated and established and maintained pursuant to Section 7.01(b).

“Principal Reinvestment Account Allocation Amount” means the amount determined by the Servicer pursuant to Section 5.16 that is to be deposited into the Principal Reinvestment Account during the Investment Period.

“Principal Reinvestment Account Deposit Amount” shall have the meaning provided in Section 7.05(d).

“Priority of Payments” means, collectively, the payments made on each Payment Date in accordance with Section 7.05(a), Section 7.05(b) and Section 7.05(c), as applicable.

“Proceeds” means, with respect to any Collateral, whatever is receivable or received when such Collateral is sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral and all “proceeds” as defined in the New York UCC.

“Qualified Institution” means (a) the corporate trust department of the Trustee or the Securities Intermediary, or (b) a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), that has a long term unsecured debt or issuer rating of at least “A3” from Moody’s, “A-” from S&P or “BBB (High)” from Morningstar DBRS (if rated by Morningstar DBRS), and whose deposits are insured by the FDIC.

“Rapid Amortization Event” shall mean the occurrence of any of the following:

(a)    the aggregate Outstanding Loan Balance of all Delinquent Loans (other than such Delinquent Loans that are Defaulted Loans) ever owned by the Issuer exceeds ~~20~~15% of the Pool Balance as of the last day of the most recent Collection Period;

(b)    the aggregate Outstanding Loan Balance of all Defaulted Loans ever owned by the Issuer exceeds ~~15~~10% of the Pool Balance as of the last day of the most recent Collection Period;

(c)    the Aggregate Outstanding Note Balance exceeds the Borrowing Base for 60 consecutive days (after giving effect to all distributions on such Payment Dates);

(d)    the Loan Assets consist of Loans to nine or fewer Obligors during the Amortization Period;

(e)    there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Originator in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Originator, or ordering the winding-up or liquidation of the Originator’s affairs, and such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

(f)    there occurs the commencement by the Originator of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Originator to the entry of an order for relief in an involuntary case under any such law, or the consent by the Originator to the appointment or taking possession by a receiver, liquidator, assignee,

Section 2.09.         Release of Excluded Property.

The parties hereto acknowledge and agree that the Loans acquired by the Issuer from the Originator do not include an interest in any Excluded Property. To the extent any proceeds of Excluded Property are received by the Issuer or the Trustee, the Trustee hereby agrees to release to the Originator, any amounts in respect of Excluded Property immediately upon identification thereof and upon receipt of an Officer’s Certificate of the Servicer, which release shall be automatic and shall require no further act by the Trustee or the Issuer; provided that the Trustee and Issuer shall execute and deliver such instruments of release and assignment or other documents, or otherwise confirm the foregoing release, as may reasonably be requested by the Originator in writing.

Section 2.10.         Delivery of Documents in the Loan File.

(a)    Subject to the delivery requirements set forth in Section 2.10(b), the Issuer hereby authorizes and directs the Originator to deliver possession of all the Loan Files to the Trustee or the Custodian on its behalf (with copies to be held by the Servicer), on behalf of and for the account of the Noteholders. The Originator shall also identify on the List of Loans (including any deemed amendment thereof associated with any Subsequent Loans or Substitute Loans), whether by attached schedule or marking or other effective identifying designation, all Loans that are evidenced by such instruments.

(b)    With respect to each Loan in the Collateral, at least five Business Days before the Closing Date in the case of the Initial Loans (or such lesser time as shall be acceptable to the Custodian) and at least 3 Business Days before the related Transfer Date in the case of any Subsequent Loans or Substitute Loans, the Originator shall deliver or cause to be delivered to the Custodian, to the extent not previously delivered, each of the documents in the Loan File with respect to such Loan, the Loan Checklist and the List of Loans.

Section 2.11.         Limitations on Optional Sale and Substitution.

(a)    The parties hereto hereby agree that: In no event may (a) the aggregate Outstanding Loan Balance of Delinquent Loans and Restructured Loans optionally sold or substituted by the Issuer hereunder exceed 7.5% of the then current Pool Balance (measured at the time such Delinquent Loan or Restructured Loan is optionally sold or substituted by the Issuer hereunder), subject to the limitation in clause (c) below on aggregate optional sales and substitutions with respect to all of the Loans, (b) the aggregate Outstanding Loan Balance of Defaulted Loans sold or substituted by the Issuer exceed 7.5% of the then current Pool Balance (measured at the time such Defaulted Loan is optionally sold or substituted by the Issuer hereunder), subject to the limitation in clause (c) below on aggregate optional sales and substitutions with respect to all of the Loans, or (c) the aggregate Outstanding Loan Balance of all Loans (including any Delinquent Loans, Restructured Loans or Defaulted Loans optionally sold or substituted as described above) optionally sold or substituted by the Issuer for any reason exceed 15% of the then current Pool Balance (measured at the time such Loan is optionally sold or substituted by the Issuer hereunder). All calculations related to sales of Loan Assets (and definitions related to sales or substitutions of Loan Assets) that would be calculated cumulatively will be reset at zero on the 2025 Amendment Date. For the purpose of calculating the amount of the Aggregate Outstanding Loan Balance comprising Loans that are optionally sold or substituted as described above, any Substitute Loans that have been placed into the Collateral in satisfaction of the Originator’s obligations to repurchase or substitute loans pursuant to Section 11.01 shall be disregarded. Further, any Loan that is sold to Persons other than the Originator or its Affiliates for the following reasons shall not be subject to any of the foregoing limitations (x) a Delinquent Loan, Restructured Loan (or a Loan determined by the Servicer in accordance with the Servicing Standard